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                                                                 EXHIBIT 10.6


                                PROMISSORY NOTE

$5,550,000.00                          Place of Execution:  New York, New York
Maturity Date:  November 9, 1997                   Date of Note:  May 10, 1996



INDEBTEDNESS

     FOR VALUE RECEIVED, the undersigned, ATLANTIC REALTY TRUST, a Maryland real estate investment trust ("Borrower"), promises to pay to the order of RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership ("Holder"), at its offices at 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034, or at such other place as the Holder hereof may designate in writing from time to time, the principal sum of Five Million Five Hundred Fifty Thousand and 00/100 Dollars ($5,550,000.00), together with interest as hereinafter provided, in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in the manner hereinafter provided.

RATE OF INTEREST

     So long as there is no Event of Default (as defined below) hereunder, during the term of this Promissory Note (the "Promissory Note"), the principal balance of this Promissory Note shall bear interest per annum at the rate equal to the rate announced by The First National Bank of Boston from time to time as its Base Rate (the "Contract Rate").

     If Borrower does not make timely payments as provided in this Promissory Note, a late payment fee in an amount equal to five percent (5%) of the past due amount shall be payable in connection with any amount due under this Promissory Note that is not received by Holder within ten (10) days of when due. In an Event of Default (as defined below), Holder shall have the right and option to charge interest on the then outstanding principal balance at a default rate equal to five percent (5%) over the Contract Rate, in addition to all other rights provided by this Promissory Note or as provided by law or in equity.

LIMITATIONS ON INTEREST RATE

     It is the intention of Borrower and Holder that the rates of interest from time to time applicable hereunder, including all sums and charges that may properly be deemed to constitute interest, shall not exceed the maximum lawful rate of interest applicable to each such rate. To that end, it is agreed that any rate of interest applicable hereunder shall not at any time exceed the rates or amount of interest then permitted to be charged by stipulation in writing between Borrower and Holder hereunder (the "Interest Rate Limitation").

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     In the event that any rate of interest otherwise applicable hereunder
(including any sums paid independent of this Promissory Note and properly determined under applicable law to be interest) shall exceed the Interest Rate Limitation, the interest rate applicable to this Promissory Note shall automatically be reduced to the applicable maximum interest rate which does not exceed the applicable Interest Rate Limitation, and sums paid as interest which would cause any effective rate of interest hereunder to exceed the applicable Interest Rate Limitation shall be applied to reduce the principal balance of this Promissory Note.

MANNER OF PAYMENT

     A payment of all interest which has accrued hereunder but has not been paid shall be made on June 1, 1996, and on the first day of each and every month thereafter until the Maturity Date of this Promissory Note. Interest which would accrue during the month in which the Maturity Date falls will be collected at the Maturity Date. In addition, any payment or proceeds actually received by Borrower in connection with (i) the sale by Owner (as defined in the Security Instrument defined below) of the real property encumbered by the Note, Mortgage or Other Security Documents (as defined below) or (ii) insurance or condemnation proceeds, in each case, that the Borrower (as lender under the Mortgage) is entitled under the Mortgage to receive from the Owner, shall be paid to Holder as principal immediately upon receipt of such payment by Borrower.

     For purposes of computing payments of principal and interest, the payments shall be computed on the basis of a three hundred sixty (360) day year composed of twelve (12) thirty (30) day months. Interest accruing in partial months shall be computed on a three hundred sixty (360) day year. Payments hereunder shall be applied first in payment of lat charges, costs, expenses, accrued interest and thereafter in reduction of principal. All principal and accrued interest shall be paid on November 9, 1997 ("Maturity Date").

PREPAYMENT

     This Promissory Note may be prepaid in whole or in part at any time without penalty.

SECURITY

     This Promissory Note is secured by a Collateral Assignment of Mortgage of even date herewith from Borrower to Holder (the "Security Instrument"), pursuant to which Borrower has granted Holder a security interest in (i) the Note (as defined in the Security Instrument) in the aggregate principal amount of Twenty-Five Million and 00/100 Dollars ($25,000,000.00) held by Borrower, and (ii) the Mortgage and Other Security Documents (in each case, as defined in the Security Instrument). Holder shall be entitled to the benefits of the Note, the Mortgage and the Other Security Documents.


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DEFAULT

     The unpaid principal balance, all accrued and unpaid interest due under this Promissory Note and all other amounts due hereunder shall become immediately due and payable at the option of Holder upon any Event of Default (as defined below). Borrower shall pay all costs and reasonable attorneys' fees incurred in collecting or enforcing this Promissory Note, whether suit be brought or not. Any failure of Holder to exercise such option to accelerate shall not constitute a waiver of the right to exercise such option to accelerate at any future time. As used herein, an "Event of Default" shall mean (i) the failure of Borrower to make timely payments of interest hereunder, which failure continues for a period of ten (10) days following the date any such interest payment required to be made hereunder is due, (ii) the failure to make any required principal payment hereunder when due, and (iii) any "Event of Default" by Borrower under the Security Instrument (as that term is defined therein).

     Acceptance by Holder of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and, at any time thereafter and until the entire amount then due has been paid, Holder shall be entitled to exercise all rights conferred upon it in this Promissory Note upon the occurrence of an Event of Default.

     Borrower and every person and entity at any time liable for the payment of the evidenced debt expressly authorize Holder to immediately apply to the payment of this Promissory Note any sum of money or other property belonging to Borrower or any such person or entity, deposited or otherwise in the hands of Holder; provided, however, that neither this authority, nor the fact that it may not be exercised, shall alter or modify in any manner the obligation herein incurred.

WAIVER

     Borrower for itself and its legal representatives, successors and assigns, and every person and entity at any time liable for the indebtedness hereunder, or any part thereof, expressly waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, marshalling rights, subrogation rights, and any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws whatsoever in respect of this Promissory Note or the Security Instrument or items of collateral described therein. Borrower consents that Holder may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

LIABILITY

     Borrower shall have full personal liability for all amounts due under this Promissory Note.



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GOVERNING LAW, SUCCESSORS
AND ASSIGNS AND MISCELLANEOUS

     This Promissory Note is delivered and accepted in the State of New York and shall be governed and construed in accordance with its laws. If any provision of this Promissory Note is in conflict with any statute or applicable rule of law, or is otherwise unenforceable for any reason whatsoever, such provision shall be deemed null and void to the extent of such conflict or unenforceability and shall be deemed separate from and shall not invalidate any other provision of this Promissory Note. TIME SHALL BE OF THE ESSENCE UNDER THIS PROMISSORY NOTE. This Promissory Note may not be amended except by a writing signed by Borrower and Holder. This Promissory Note shall, in accordance with its terms, be binding upon Borrower, its successors and assigns, and shall inure to the benefit of Holder and its successors and assigns. The paragraph captions provided in this Promissory Note are for convenience only and shall not affect the meaning, interpretation or construction of the provisions hereof.

     IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed on the day and year first written above.


                           ATLANTIC REALTY TRUST,
                           a Maryland real estate investment trust


                           By: /s/ Edwin R. Frankel
                               --------------------

                                Its: Executive Vice President and Secretary
                                     --------------------------------------

                           Address for notice purposes:

                           747 Third Avenue
                           New York, New York  10017
                           Attention:  Joel M. Pashcow, Chairman and President



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